EXHIBIT 99.2

Press Release dated September 20, 2000, of Darden Restaurants, Inc.


                           DARDEN RESTAURANTS DECLARES
                         SEMI-ANNUAL DIVIDEND OF 4 CENTS

ORLANDO, FL - Darden Restaurants, Inc. today declared the regular 4 cents per share semi-annual dividend payable November 1, 2000 to shareholders of record October 10, 2000 as authorized by the Board of Directors. This marks the 11th consecutive semi-annual dividend payment since the Company became a publicly traded company on May 30, 1995.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the company with the Securities and Exchange Commission.

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